UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

(Former Name or Former Address, if Changed Since Last Report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2023 (the “Original Report”) by TransAct Technologies Incorporated (the “Company”), to describe the separation agreement entered into with Bart C. Shuldman, its former Chief Executive Officer, and the letter agreement entered into with its interim Chief Executive Officer, John M. Dillon, and to file such agreements as exhibits.

The complete text of Item 5.02, as amended, is set forth below. This Amendment does not amend, update, or change any other disclosure contained in the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On April 5, 2023, TransAct Technologies Incorporated (the “Company”) announced that on April 4, 2023 (the “Departure Date”), Bart C. Shuldman had stepped down as the Company’s Chief Executive Officer and as a director of the Company, effective immediately (the “Effective Time”). Mr. Shuldman’s resignation as director is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Shuldman’s departure, the Company and Mr. Shuldman entered into a Separation Agreement and General Release, dated April 20, 2023 (the “Separation Agreement”). The Separation Agreement will become effective on April 28, 2023 if it is not revoked by Mr. Shuldman in writing on or before April 27, 2023. The Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Mr. Shuldman set forth therein, provides for the payment of the following severance benefits following the Departure Date that are generally consistent with the severance benefits provided for in connection with a termination without cause under Mr. Shuldman’s Amended and Restated Employment Agreement, dated as of December 14, 2022, which was previously filed with the SEC: (i) payment, in accordance with the Company’s regular payroll practices, of Mr. Shuldman’s base salary for a period of two years following the Departure Date at his final base rate of $595,801 per year; (ii) $115,079 paid in equal installments over a one-year period in accordance with the Company’s regular payroll practices, representing a pro-rated bonus for 2023 based on Mr. Shuldman’s annual bonus target of $446,851 (75% of base salary); and (iii) if Mr. Shuldman timely elects to continue his group health insurance pursuant to COBRA, reimbursement on an after-tax basis of Mr. Shuldman’s health insurance COBRA premiums for continuing his health care coverage and the coverage of his dependents who were covered as of his departure date for a period of 18 months or until Mr. Shuldman becomes eligible for another employer’s group health plan during such 18-month period. In addition, the Severance Agreement provides that (i) the Company will reimburse Mr. Shuldman up to an aggregate of $50,000 for the cost of his existing life insurance policy through the end of the term of such policy; (ii) any vested options held by Mr. Shuldman as of the Departure Date will remain exercisable for two years thereafter; and (iii) the Company will continue to pay for Mr. Shuldman’s required SEC filings in connection with his ownership of Company securities for a period of two years following execution of the Separation Agreement. In accordance with the terms of the Company’s 2014 Equity Incentive Plan, as amended and restated, and the related award agreements, all unvested equity awards held by Mr. Shuldman were forfeited as of the Departure Date.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the complete terms of such agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

The Board of Directors of the Company (the “Board”) reduced its size from seven to six directors, effective at the Effective Time, eliminating the vacancy created by Mr. Shuldman’s departure.

Appointment of Interim Chief Executive Officer

On April 4, 2023, the Board appointed John M. Dillon, a Board member, to serve as interim Chief Executive Officer of the Company, effective as of the Effective Time. In this capacity, Mr. Dillon will serve as the Company’s principal executive officer. Mr. Dillon will continue to serve on the Board but has stepped down from his position as Audit Committee chair and from his membership on each of the committees of the Board. The Board has elected Emanuel P. N. Hilario to replace Mr. Dillon as chair of the Audit Committee, effective as of the Effective Time. Given Mr. Hilario’s new responsibilities as Audit Committee chair, effective as of the Effective Time, the Board elected Randall Friedman to replace Mr. Hilario as Chair of the Compensation Committee and Haydee Ortiz Olinger to replace Mr. Friedman as chair of the Nominating and Corporate Governance Committee.

Mr. Dillon, 73, has served as a director of the Company since 2011. Mr. Dillon has been the Chairman of the Board of Directors of Aerospike, the world’s first flash-optimized database and the fastest database at scale, since January 2022 and served as CEO of Aerospike from January 2015 to January 2022. Prior to joining Aerospike, Mr. Dillon served as CEO of Engine Yard, Inc., the leading cloud platform for automating and developing Ruby on Rails and PHP applications, from 2009 to 2014. He served as CEO for Navis, Inc., a private company specializing in software systems for operating large marine container terminals and distribution centers, from 2002 to 2008. Before Navis, he also served as CEO for Salesforce.com and President and CEO of Hyperion Solutions. He began his career as a Systems Engineer for EDS (Electronic Data Systems) and then moved into a variety of sales management positions for various high-tech companies, including Oracle Corporation. Mr. Dillon holds a Bachelor’s degree in Engineering from the United States Naval Academy and an MBA from Golden Gate University. He served on active duty in the nuclear submarine service for five years before beginning his civilian career.

There is no arrangement or understanding between Mr. Dillon and any other person pursuant to which Mr. Dillon has been appointed as interim Chief Executive Officer. There are no family relationships between Mr. Dillon and any of the Company’s other directors or executive officers, and Mr. Dillon is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Dillon’s appointment as interim Chief Executive Officer, the Company and Mr. Dillon entered into a letter agreement, dated April 24, 2023 (the “Interim CEO Agreement”). The Interim CEO Agreement provides for at-will employment effective as of April 4, 2023 and entitles Mr. Dillon to the following compensation and benefits:

•	A base salary in the annualized amount of $600,000;
•	Eligibility for a target annual bonus of $200,000, based on achievement of certain financial and strategic objectives and subject to certain eligibility criteria, pro-rated for the portion of the 2023 fiscal year for which Mr. Dillon serves as interim Chief Executive Officer;
•	Eligibility, subject to availability of sufficient shares under the Company’s 2014 Equity Incentive Plan, as amended and restated (the “Plan”), and approval of the Compensation Committee of the Board, and on the terms (including vesting terms) and subject to the conditions to be set forth in related award agreements, for a one-time award under the Plan of (a) stock-settled, service-based RSUs valued at $370,000 on the date of grant under a Black-Scholes valuation model and (b) options to purchase Company common stock valued at $370,000 on the date of grant under a Black-Scholes valuation; and
•	Eligibility to participate in all employee benefit plans, policies and programs of the Company applicable to senior executives, vacation time in accordance with the Company’s policies as in effect from time to time, and reimbursement of reasonable and documented business, travel and entertainment expenses incurred in the performance of Mr. Dillon’s duties as interim Chief Executive Officer in accordance with the Company’s expense reimbursement policy.

In the Interim CEO Agreement, Mr. Dillon has agreed to provide at least 60 days’ notice prior to any resignation. Pursuant to the Interim CEO Agreement, Mr. Dillon has agreed to enter into a Confidential Information and Intellectual Property Agreement (the “CIIP Agreement”) with the Company, attached as an exhibit to the Interim CEO Agreement, which provides for certain confidentiality, non-competition, non-solicitation and intellectual property assignment covenants). In the event of a termination without cause or due to death or disability before the payment of the annual bonus, Mr. Dillon will be eligible for (i) a pro-rated bonus based on the portion of the period from the Effective Date through December 31, 2023 for which Mr. Dillon was employed as Chief Executive Officer, payable at the time that annual bonuses are paid to other executives and based on a determination made by the Compensation Committee as to whether certain financial performance metrics and performance criteria, if any, were achieved and (ii) if the Company does not waive the non-competition provisions in the CIIP Agreement, payment of 50% of his base salary for the duration of the one-year non-competition period.

The foregoing summary of the Interim CEO Agreement is qualified in its entirety by reference to the full text of the Interim CEO Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Separation Agreement and General Release, dated April 20, 2023, between the Company and Bart C. Shuldman
10.2	Letter Agreement, dated April 24, 2023, between the Company and John M. Dillon
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: April 26, 2023